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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-14957 and No. 33-52078) of NCI Building Systems, Inc. 401(k) Profit Sharing Plan and (Form S-8 No. 333-34899, No. 33-52080, and No. 333-12921) of
NCI Building Systems, Inc. Nonqualified Stock Option Plan of our report dated January 19, 1996 (relating to the consolidated financial statements of Metal Building Components, Inc. not presented separately herein) appearing in this Current Report on Form 8-K.




DELOITTE & TOUCHE LLP
Houston, Texas

July 17, 1998